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                                                                    Exhibit 23.3

                      CONSENT OF THE INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 9, 1999 with respect to the financial statements of Hicomp Software Systems GmbH included in the Pre-Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-81981) and related Prospectus of COPE, Inc. for the registration of 700,000 shares of its common stock.

Schitag Ernst & Young
Deutsche Allgemeine Treuhand AG


R. Law                 P. Marshall
Chartered Accountant   Certified Public Accountant


Hamburg, Germany
August 30, 1999